Exhibit 5.1

Our ref	RDS/732502-000001/21170513v1

Borqs Technologies, Inc.

Suite 309, 3/F, Dongfeng KASO
Dongfengbeiqiao, Chaoyang District
Beijing 100016, China

4 November 2021

Dear Sir or Madam

Borqs Technologies, Inc.

We have acted as British Virgin Islands legal advisers to Borqs Technologies, Inc. (the “Company”) in connection with the Company’s registration statement on Form F-1 (File No. 333-259856), as amended (the “Registration Statement”), filed on 28 September 2021 with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, relating to the resale from time to time by the selling shareholders identified therein (namely Esousa Holdings, LLC, LMFA Financing, LLC, American West Pacific International Investment Corporation, Jess Mogul, Jim Fallon, Digital Power Lending, LLC, TDR Capital Pty Limited, BRRR Management LLC, Michael Friedlander and Paul F. Pelosi, Jr.) of up to 101,682,863 ordinary shares of no par value of the Company (the “Ordinary Shares”), consisting of (i) 814,140 Ordinary Shares; (ii) up to 54,936,997 Ordinary Shares which may be issued upon the conversion of outstanding convertible notes (the “Notes”) and (iii) up to 45,931,863 Ordinary Shares which may be issued upon the exercise of outstanding warrants (the “Warrants”).

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1	The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the “Registry of Corporate Affairs”) on 27 September 2021, including the Company’s Certificate of Incorporation and its Memorandum and Articles of Association (the “Memorandum and Articles”).

1.2	The written resolutions of the board of directors of the Company dated as of 14 September 2021.

1.3	A certificate from a director of the Company, a copy of which is attached hereto (the “Director’s Certificate”).

1.4	A certificate of good standing with respect to the Company issued by the Registrar of Corporate Affairs dated 17 June 2021 (the “Certificate of Good Standing”).

1.5	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the British Virgin Islands which are in force on the date of this opinion letter. In giving the following opinions we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures, initials and seals are genuine.

2.3	All public records of the Company which we have examined are accurate and the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs is true and complete and such information has not since then been altered and such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our searches.

2.4	There is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions set out below.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company is a company limited by shares incorporated with limited liability under the BVI Business Companies Act (as amended) of the British Virgin Islands (the “Act”), is in good standing at the Registry of Corporate Affairs and validly exists under the laws of the British Virgin Islands.

3.2	The Company is authorised to issue an unlimited number of ordinary and preferred shares of no par value.

3.3	The sale and transfer of the Ordinary Shares as contemplated by the Registration Statement has been duly authorised by or on behalf of the Company. When the Ordinary Shares have been allotted, issued and paid for upon conversion of the Notes and upon exercise of the Warrants in accordance with the terms of the Notes and the Warrants respectively, as contemplated in the Registration Statement, and registered in the register of members (shareholders) of the Company, such Ordinary Shares will be legally issued and allotted, as fully paid and non-assessable.

4	Qualifications

In this opinion the phrase “non-assessable” means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

As a matter of British Virgin Islands law, a share is only issued when it has been entered in the register of members (shareholders). Under section 42 of the Act, the entry of the name of a person in the register of members of a company as a holder of a share in a company is prima facie evidence that legal title in the share vests in that person. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of inaccuracy or omission).

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading, “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Maples and Calder (Hong Kong) LLP

Director’s Certificate

Borqs Technologies, Inc.
Suite 309, 3/F, Dongfeng KASO, Dongfengbeiqiao
Chaoyang District, Beijing 100016
China

September 28, 2021

To:	Maples and Calder (Hong Kong) LLP
26th Floor, Central Plaza
18 Harbour Road, Wanchai
Hong Kong

Borqs Technologies, Inc. (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion in relation to certain aspects of British Virgin Islands law (the “Opinion”). Unless otherwise defined herein, capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles registered on 18 August 2017 remain in full force and effect and are unamended.

2	The Resolutions were signed by all the directors of the Company in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company), and have not been amended, varied or revoked in any respect.

3	The members of the Company (the “Members”) have not restricted or limited the powers of the Directors of the Company (the “Directors”) in any way.

4	There is no contractual or other prohibition or restriction (other than as arising under British Virgin Islands law) binding on the Company prohibiting or restricting it from registering the Ordinary Shares under the Registration Statement or allotting issuing, or registering the transfer of Ordinary Shares as contemplated by the Registration Statement.

5	The Notes and the Warrants have been approved and executed by the Company’s management in order to facilitate the fundraising transaction referred to in the Resolutions.

6	Prior to, at the time of, and immediately following the registration of the Ordinary Shares under the Registration Statement and registering any transfer of Ordinary Shares as contemplated by the Registration Statement, the Company was, or will be, able to pay its debts as they fell, or fall, due.

7	Each Director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion, unless I shall have previously notified you in writing personally to the contrary.

Signature:	/s/ Pat Sek Yuen Chan
Name:	Pat Sek Yuen Chan
Title:	Director

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